UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Matters

On September 22, 2006, Diversa Corporation (the “Company’) issued a letter to Valley Research, inc. (“VRI”), a distributor of a certain enzyme product manufactured by the Company and marketed by VRI under the name Valley “Ultra Thin”™, which communicated the Company’s intent to exercise certain rights under the distribution agreement between the Company and VRI. Specifically, the Company stated that it terminated VRI’s exclusivity on the basis of certain minimum sales requirements not having been met as of August 24, 2006, as provided by the distribution agreement. The Company filed a redacted version of the distribution agreement, as well as an amendment thereto, as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

On December 7, 2006, VRI filed a civil complaint in San Diego Superior Court against the Company, alleging breach of contract. In the complaint, VRI alleges that the Valley “Ultra-Thin”™ product was unstable and performed poorly, which caused VRI to be unable to satisfy certain contractual requirements. In the complaint, VRI seeks money damages for alleged breach of contract by the Company, and potentially for additional damages for termination of VRI’s exclusivity. The Company believes that the claims made by VRI have no merit, and intends to defend itself vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Date: December 14, 2006	By:	/s/ Anthony E. Altig
Anthony E. Altig Senior Vice President, Finance and Chief Financial Officer